UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2010

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53290

Delaware	26-2940963
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10005 Muirlands Boulevard
Suite G
Irvine, California, 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 26, 2010, the Board of Directors of ChromaDex Corporation (the "Company") approved a form of indemnification agreement to be entered into between the Company and each person holding office as a director or executive officer of the Company on or after such date (the "Indemnification Agreement"). Effective October 27, 2010, the Company entered into the form of Indemnification Agreement with its existing directors and executive officers.

The form of Indemnification Agreement provides that the Company will indemnify each of the covered directors and executive officers to the fullest extent permitted by law for claims arising in such person's capacity as a director, executive officer, employee or other agent of the Company. Subject to certain exceptions and a requirement for the covered person to repay the Company in certain instances, the Indemnification Agreement provides that the Company will pay all expenses incurred by the covered person in defending claims subject to the agreement in advance of the final disposition of such claim. The rights of each director or executive officer party to an Indemnification Agreement are in addition to any other rights such person may have under the Company's Certificate of Incorporation, Bylaws or otherwise under Delaware law.

The above description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2010, the Company announced that William F. Spengler will join the Company as its President, effective November 15, 2010. The role of President was previously held by Frank Jaksch, Jr., the Company's Chief Executive Officer and Chairman of the Board of Directors, to whom Mr. Spengler will report. Mr. Spengler, 56, joins the Company after having served as Executive Vice President, Chief Financial Officer and Treasurer at Smith & Wesson Holding Corp. since July 2008. Mr. Spengler currently serves as a member of the board of directors of Endo Corporation, a specialty pharmaceutical company.

Prior to Smith & Wesson, Mr. Spengler served in various capacities at MGI Pharma, Inc., a specialty pharmaceutical company, including as Executive Vice President and Chief Financial Officer from August 2006 to January, 2008, Senior Vice President and Chief Financial Officer from April 2006 to August 2006, and as Senior Vice President, International & Corporate Development from October 2005 to April 2006. From July 2004 to October 2005, Mr. Spengler served as Executive Vice President and Chief Financial Officer of Guilford Pharmaceuticals Inc., a biotechnology company, prior to its acquisition by MGI Pharma in October 2005. Mr. Spengler received a Bachelors Degree in Economics from Yale University in 1977 and a Masters of Business Administration from New York University in 1980.

Entry into Employment Agreement

In connection with Mr. Spengler's appointment as the Company's President, on October 27, 2010, the Company's wholly-owned subsidiary, ChromaDex, Inc. (referred to collectively with ChromaDex Corporation as the "Company"), entered into an Employment Agreement (the "Employment Agreement") with Mr. Spengler. The Employment Agreement has a one-year term commencing on November 15, 2010, subject to one-year renewal terms. The Employment Agreement provides that Mr. Spengler will receive a base salary of $220,000 and will be eligible for certain annual cash bonuses of up to 100% of his base salary (in aggregate) based on the achievement of business-wide and individual performance targets established by the Compensation Committee of the Company's Board of Directors.

Mr. Spengler will also be granted options to purchase a total of 2,000,000 shares of the Company's common stock; with half of such shares to vest over a four-year vesting period and half to vest conditioned on the achievement of performance targets established by the Compensation Committee of the Company's Board of Directors. The Employment Agreement also provides that Mr. Spengler will be eligible to purchase 1,000,000 shares of restricted shares of the Company's common stock. These restricted shares will vest in full on November 15, 2013, subject to Mr. Spengler being continuously employed by the Company through such date and the fair market value of the Company's common stock at any time prior to November 15, 2013 having increased by at least three-times the fair market value on November 15, 2010. The vesting of the stock options and restricted shares are subject to acceleration in the event of a change of control resulting in the termination of Mr. Spengler's employment. In addition, the Employment Agreement provides for adjustments to the target price and vesting of the restricted shares in certain circumstances in the event of a termination without "Cause" (as defined in the Employment Agreement).

The severance terms of the Employment Agreement provide that if Mr. Spengler is terminated by the Company for "Cause" or leaves without "Good Reason" (as those terms are defined in the Employment Agreement), he will only be entitled to his accrued and unpaid base salary. If Mr. Spengler is terminated by the Company without "Cause" or terminates for "Good Reason" (as those terms are defined in the Employment Agreement), Mr. Spengler is entitled to severance in the form of the continuation of his base salary for a period of two weeks for each completed year of service, or, if Mr. Spengler enters into a standard separation agreement, Mr. Spengler will receive continuation of his base salary and health benefits, together with applicable fringe benefits as provided to other executive employees, for 12 months from the date of termination.

In the event Mr. Spengler is terminated as a result of his death or disability he will be entitled to his accrued and unpaid base salary and, notwithstanding any policy of the Company to the contrary, the prorated amount of any annual bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place. If Mr. Spengler is terminated due to a "Cessation of Business" (as defined in the Employment Agreement), Mr. Spengler will be entitled to a lump sum payment equal to 12 month's of base salary.

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Date: October 29, 2010	By:	/s/ Thomas C. Varvaro
Thomas C. Varvaro
Chief Finanical officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Form of Indemnification Agreement
EX-10.2	Employment Agreement, dated as of October 27, 2010, between ChromaDex, Inc. and William F. Spengler